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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

       In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Alamosa Holdings, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of the 26th day of February, 2001.



                              ROSEWOOD FINANCIAL, INC.

                                     By: /s/ C. JEDSON NAU
                                         -------------------------------
                                         Name:  C. Jedson Nau
                                         Title: Senior Vice President

                              THE ROSEWOOD CORPORATION

                                     By: /s/ C. JEDSON NAU
                                         -------------------------------
                                         Name:  C. Jedson Nau
                                         Title: Senior Vice President

                              CAROLINE HUNT TRUST ESTATE

                                     By: /s/ DON W. CRISP
                                         -------------------------------
                                         Name:  Don W. Crisp
                                         Title: Trustee


                              DON W. CRISP

                                         /s/ DON W. CRISP
                                         -------------------------------
                                             Don W. Crisp